UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA
(AMOUNTS IN THOUSANDS)

The following unaudited combined condensed consolidated pro forma financial data and explanatory footnotes show information about the financial position and operations, including per share data and financial ratios, of Ocean Shore Holding Co. (“OSHC”) after giving effect to the merger with CBHC Financialcorp, Inc. (“CBHC”).  The unaudited combined condensed consolidated pro forma financial data sets forth the information as if the merger had become effective on June 30, 2011, with respect to financial condition data, and at the beginning of the periods presented, with respect to operations data.  The pro forma financial data in the tables reflect application of the acquisition method of accounting.  Upon consummation of the merger on August 1, 2011, management of OSHC determined the fair market value of assets and liabilities based on appraisals and estimates.  This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of OSHC and CBHC.

The acquisition method of accounting requires that all of CBHC’s assets and liabilities be adjusted to their fair market values as of the date of acquisition.  For purposes of the unaudited pro forma financial statements, the fair market value of assets and liabilities at June 30, 2011 is based upon the calculations completed after the consummation of the merger on August 1, 2011.  The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

Unaudited Condensed Consolidated Statement of Financial Condition
As of June 30, 2011 (1)
(In Thousands)

	OCHC Historical	CBHC Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Cash and cash equivalents	$105,045	$35,953	$(12,459)		$128,539
Investment securities	47,474	7,021	(1,070	)(2)	53,425
Loans, net	662,841	84,755	945	(3)	748,541
Accrued interest receivable	2,684	333	-		3,017
Federal Home Loan Bank stock	6,251	184	-		6,435
Office properties and equipment, net	12,706	1,908	(569	)(4)	14,045
Prepaid expenses and other assets	4,676	604	-		5,280
Real estate owned	98	-	-		98
Cash surrender value of life insurance	15,150	-	-		15,150
Core deposit intangible	-	-	667	(5)	667
Goodwill	-	-	2,812	(6)	2,812
Deferred tax asset, net	3,344	267	94	(7)	3,705

Total assets	$860,269	$131,025	$(9,580)		$981,714

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$621,189	$119,094	$207	(8)	$740,490
Advances from Federal Home Loan Bank	110,000	-	-		110,000
Junior subordinated debentures	15,464	-	-		15,464
Accrued expenses and other liabilities	10,794	2,144	-		12,938
Total liabilities	757,447	$121,238	$207		878,892

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	$73	$8	$(8	)(6)	$73
Additional paid-in capital	64,214	8,330	(8,330	)(6)	64,214
Retained earnings	43,223	1,449	(1,449	)(6)	43,223
Treasury stock, at cost	(115)	-	-		(115)
Common stock acquired by employee benefit plans	(3,836)	-	-		(3,836)
Deferred compensation plans trust	(521)	-	-		(521)
Accumulated other comprehensive loss	(216)	-	-		(216)
Total stockholders’ equity	$102,822	$9,787	$(9,787)		$102,822

Total liabilities and stockholders’ equity	$860,269	$131,025	$(9,580)		$981,714

(1)
Assumes that the acquisition of CBHC was completed at June 30, 2011.  The pro forma financial data reflect acquisition accounting adjustments calculated after the consummation of the merger on August 1, 2011.  Management of OSHC determined the fair value adjustments for investment securities, loans, premises and equipment, core deposit intangible, time deposits, borrowed funds and operating leases using estimates and appraisals.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	Reflects the difference between fair values and net carrying values of held to maturity investment securities.

(3)	Calculated to reflect the fair value adjustments on loans of $19 thousand, net of elimination of CBHC’s allowance for loan losses of $926 thousand.

(4)	Reflects the difference between fair values and net carrying values of premises and equipment acquired in the acquisition.

(5)
Core deposit intangible is an identifiable asset representing the economic value of the acquired deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source as determined by an independent appraisal.  The core deposit intangible asset is amortized into expense using an accelerated method over 15 years.

(6)	The consideration paid to acquire CBHC consisted of $12.459 million in cash. All amounts are reported in thousands.

	Note

Cash consideration		$12,459

CBHC Net Assets at Fair Value:
CBHC stockholders’ equity		$9,787

Fair value adjustments:
Investment securities	2	(1,070)
Loans	3	945
Premises and equipment	4	(569)
Core deposit intangible	5	667
Time deposits	8	(207)
Fair value adjustments		(234)
Tax effect of fair value adjustments (*)	7	94

Total adjustment to net assets acquired		(140)

Adjusted net assets acquired		9,647

Goodwill		$2,812

(*)           Assumed effective tax rate of 39.94%

(7)	Using an assumed tax rate of 39.94%, deferred tax assets amounted to $94 thousand for the acquisition accounting adjustments.

(8)
Fair value adjustment to reflect the difference between portfolio yields and market rates as of August 1, 2011 for time deposits acquired in the acquisition using present value analysis.  Cash flow was discounted to present value using market rates for similar deposits.  The yield adjustment of ($207) is the aggregate present value of the difference.

Unaudited combined Condensed Consolidated Pro Forma Income Statement
For the Year Ended December 31, 2010 (1)
(In Thousands Except Per Share Amounts)

	OSHC Historical	CBHC Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$35,890	$5,463	(307	)(2)	$41,046
Investments	1,826	787	268	(2)	2,881
Total interest and dividend income	37,716	6,250	(39)		43,927

Interest expense:
Deposits	7,775	1,648	(152	)(2)	9,271
Borrowings	6,054	80	-		6,134
Total interest expense	13,829	1,728	(152)		15,405

Net interest income	23,887	4,522	113		28,522

Provision for loan losses	892	60	-		952

Net interest income after provision for loan losses	22,995	4,462	113		27,570

Other income:
Service charges	1,700	82	-		1,782
Increase in cash surrender value of life insurance	553	-	-		553
Gain on sale of securities	-	167	-		167
Other-than-temporary impairment losses	-	(98)	-		(98)
Other	1,150	68	-		1,218
Total other income	3,403	219	-		3,622

Other expense:
Salaries and employee benefits	9,805	1,528	-		11,333
Occupancy and equipment	3,952	713	(28	)(2)	4,637
Federal insurance premiums	670	150	-		820
Advertising	433	33	-		466
Professional services	806	190	-		996
Real estate owned activity	5	-	-		5
Charitable contributions	137	-	-		137
Core deposit intangible amortization	-	-	(12	)(2)	(12)
Other operating expenses	1,715	194	-		1,909
Total other expense	17,523	2,808	(40)		20,291

Income before income taxes	8,875	1,873	153		10,901
Income taxes	3,431	748	61		4,240
Net income	$5,444	$1,125	92		$6,661

Earnings per share basic	$0.80	$1.50			$0.98
Earnings per share diluted	$0.80	$1.48			$0.98

Weighted average shares outstanding:
Basic	6,798,317	750,000	(750,000)		6,798,317
Diluted	6,798,317	758,514	(758,514)		6,798,317

Unaudited Combined Condensed Consolidated Pro Forma Income Statement
For the Six Months Ended June 30, 2011 (1)
(In Thousands Except Per Share Amounts)

	OSHC Historical	CBHC Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$17,184	$2,500	$(142	)(2)	$19,542
Investments	1,021	248	134	(2)	1,403
Total interest and dividend income	18,205	2,748	(8)		20,945

Interest expense:
Deposits	3,061	682	(27	)(2)	3,716
Borrowings	3,007	40	-		3,047
Total interest expense	6,068	722	(27)		6,763

Net interest income before provision for loan losses	12,137	2,026	19		14,182

Provision for loan losses	203	-	-		203

Net interest income after provision for loan losses	11,934	2,026	19		13,979

Other income:
Service charges	754	26	-		780
Increase in cash surrender value of life insurance	259	-	-		259
Gain (loss) on sale of securities	10	-	-		10
Other	641	20	-		661
Total other income	1,664	46			1,710

Other expense:
Salaries and employee benefits	5,181	789	-		5,970
Occupancy and equipment	2,118	350	(123	)(2)(3)	2,345
Federal insurance premiums	373	80	-		453
Advertising	251	12	-		263
Professional services	605	110	(179	)(3)	536
Real estate owned activity	2	-	-		2
Charitable contributions	72	-	-		72
Core Deposit intangible amortization	-	-	6	(2)	6
Other operating expenses	864	197	(200)		861
Total other expense	9,466	1,538	(496)		10,508

Income before income taxes	4,132	534	515		5,181
Income taxes	1,770	235	206	(2)	2,211
Net income	$2,362	$299	309		$2,970

Earnings per share basic	$0.35	$0.40			$0.44
Earnings per share diluted	$0.35	$0.37			$0.44

Weighted average shares outstanding:
Basic	6,738,827	750,000	(750,000)		6,738,827
Diluted	6,809,077	803,800	(803,800)		6,809,077

(1)
Assumes that the acquisition of CBHC was completed as of the beginning of the period presented utilizing the acquisition method of accounting.  Fair value adjustments for investment securities, loans, premises and equipment, core deposit intangible, time deposits, borrowed funds, and operating leases were determined by the management of OSHC and CBHC as of the merger completion date of August 1, 2011.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the accretable acquisition accounting adjustments on the pro-forma income statement (in thousands).

				Amortization (Accretion)
Category	Premium/ (Discount)	Life in Years		Year Ended December 31, 2010	Six Months Ended June 30, 2011
Investment securities	$(1,070)	4		$(268)	$(134)
Loans	1,432	7	(a)	307	142
Premises and equipment	(569)	20		(28)	(14)
Core deposit intangible	667	15	(a)	12	(6)
Time deposits	207	3		152	27

(a) Based upon contractual payments.

The straight line method was utilized in preparing the pro forma statement of income for amortizing and/or accreting the related acquisition accounting adjustments for all categories except loans and core deposit intangible.  Loan accretion was determined using the effective interest method and the contractual lives, and core deposit intangible amortization was determined using the sum of the years digits method.

The following table summarizes the estimated impact of the amortization/(accretion) of the acquisition accounting adjustments made in connection with the merger on OSHC’s results of operations for the following years assuming such transaction was effected on January 1, 2011 (in thousands).

Projected Future Amounts for the Years Ended December 31,	Amortization of Intangibles	Net Amortization (Accretion)	Net Increase (Decrease) in Income Before Taxes
2011	$(5)	$(75)	$(80)
2012	(3)	(74)	(77)
2013	50	(84)	(34)
2014	85	(118)	(33)
2015	96	(47)	49
thereafter	444	(17)	427

(3)
Pursuant to the Business Combinations Topic of FASB ASC, transaction costs are expensed as incurred.  Transaction costs associated with the merger are estimated to be $689 thousand, net of taxes.  A summary of these costs is as follows (in thousands):

Professional fees	$436
Merger related compensation and benefits	140
Systems	235
Other merger related expenses	46
Estimated pre-tax transaction costs	857
Less related tax benefit	168
Estimated transaction costs, net of taxes	$689